FT 4901

TRUST AGREEMENT

Dated: July 10, 2014

The Trust Agreement among First Trust Portfolios L.P., as Depositor, The Bank of New York Mellon, as Trustee, and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for FT 4484 and certain subsequent Series, Effective: November 6, 2013" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator, the Portfolio Supervisor agree as follows:

PART I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

UNCOMMON VALUES TRUST, 2014 SERIES

The following special terms and conditions are hereby agreed to:

A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in Schedule A hereto.

B. The aggregate number of Units delivered by the Trustee on the Initial Date of Deposit in exchange for the Securities pursuant to Section 2.03 of the Standard Terms and Conditions of Trust and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documentation confirming the ownership of this number of Units for the Trust is being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C. The Record Date shall be as set forth in the Prospectus under "Summary of Essential Information." The Trustee shall pay the amounts specified in Part I of Section 3.05 of the Standard Terms and Conditions of Trust accrued as of the Record Date on or shortly after the last Business Day of the month in which the Record Date occurs.

D. The Distribution Date shall be the 25th day of the month in which the related Record Date occurs.

E. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

F. First Trust Advisors L.P.'s compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0078 per unit.

G. The Trustee's compensation rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit. However, in no event shall the Trustee receive compensation in any one year from any Trust of less than $2,000.

H. The Initial Date of Deposit for the Trust is July 10, 2014.

I. There is no minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units.

J. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust. However, the ability to request an in-kind distribution of Securities pursuant to Section 5.02 will terminate at any time that the number of outstanding Units has been reduced to 10% or less of the highest number of Units issued by the Trust. No in-kind distribution requests submitted during the 30 business days prior to the Trust's Mandatory Termination Date will be honored.

K. No Unit holder will be eligible for an in-kind distribution of Securities pursuant to Section 8.02.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

UNCOMMON VALUES GROWTH & INCOME SERIES, 2014

The following special terms and conditions are hereby agreed to:

A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in Schedule A hereto.

B. The aggregate number of Units delivered by the Trustee on the Initial Date of Deposit in exchange for the Securities pursuant to Section 2.03 of the Standard Terms and Conditions of Trust and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documentation confirming the ownership of this number of Units for the Trust is being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C. The Record Date shall be as set forth in the Prospectus under "Summary of Essential Information." The Trustee shall pay the amounts specified in Part I of Section 3.05 of the Standard Terms and Conditions of Trust accrued as of the Record Date on or shortly after the last Business Day of the month in which the Record Date occurs.

D. The Distribution Date shall be the 25th day of the month in which the related Record Date occurs.

E. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

F. First Trust Advisors L.P.'s compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0078 per unit.

G. The Trustee's compensation rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit. However, in no event shall the Trustee receive compensation in any one year from any Trust of less than $2,000.

H. The Initial Date of Deposit for the Trust is July 10, 2014.

I. There is no minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units.

J. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust. However, the ability to request an in-kind distribution of Securities pursuant to Section 5.02 will terminate at any time that the number of outstanding Units has been reduced to 10% or less of the highest number of Units issued by the Trust. No in-kind distribution requests submitted during the 30 business days prior to the Trust's Mandatory Termination Date will be honored.

K. No Unit holder will be eligible for an in-kind distribution of Securities pursuant to Section 8.02.

PART III

A. The second paragraph of Section 3.02 of the Standard Terms and Conditions of Trust shall be amended to read as follows:

"With respect to any Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), any non-cash distributions received by a Trust shall be sold to the extent they would be treated as dividend or interest income under the Internal Revenue Code and the proceeds shall be credited to the Income Account. Except as provided in the preceding sentence, non-cash distributions received by a Trust (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) shall be dealt with in the manner described in Section 3.11 hereof, and shall be retained or disposed of by such Trust according to those provisions and the proceeds thereof shall be credited to the Capital Account. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

IN WITNESS WHEREOF, First Trust Portfolios L.P., The Bank of New York Mellon and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

FIRST TRUST PORTFOLIOS L.P., Depositor

By Elizabeth H. Bull

Senior Vice President

THE BANK OF NEW YORK MELLON, Trustee

By	Joan A. Currie
Managing Director

[SEAL]

ATTEST:

Michael T. Furnari

Vice President

FIRST TRUST ADVISORS L.P., Evaluator

By	Elizabeth H. Bull
Senior Vice President

FIRST TRUST ADVISORS L.P.,
Portfolio Supervisor

By	Elizabeth H. Bull
Senior Vice President

SCHEDULE A TO TRUST AGREEMENT

Securities Initially Deposited

FT 4901

(Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)